SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2004

NEWALLIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	6712	52-2407114
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. employer
incorporation or organization)	Classification Code Number)	identification number)

195 Church Street
New Haven, Connecticut 06510
(203) 787-1111
(address and telephone number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2004, our Board of Directors approved a new Compensation Schedule for non-employee directors. The Compensation Schedule provides that non-employee directors ("Eligible Directors") are entitled to an annual retainer fee of $23,000, paid in quarterly installments. In addition, Eligible Directors are entitled to per meeting fees as follows:

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•	$1,000 for each meeting of the Board of Directors that is four hours or less;

•	$2,000 for each meeting of the Board of Directors that continues substantially beyond four hours;

•	$1,000 for each meeting of a committee of the Board of Directors;

•	$500 for each meeting of the Board of Directors attended by conference call ($1,000 if the meeting relates to a corporate decision and/or minutes are recorded).

In addition, each Eligible Director who is chair of a committee of the Board of Directors is entitled to an annual retainer fee of $8,000, $5,000 and $5,000 respectively, for chairing each of the Audit Committee, the Compensation Committee and the Governance Committee. The chair of the Governance Committee also serves as the Company's Lead Director, at no additional compensation. Retainer fees are paid in quarterly installments. All other committee chairs are entitled to an additional $500 for each committee meeting.

These fees were developed with the assistance of an independent consulting firm and were recommended to the Board of Directors by the Company's Compensation Committee and Governance Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWALLIANCE BANCSHARES, INC.

By: /s/ Merrill B. Blanksteen
Merrill B. Blanksteen
Executive Vice President and Chief Financial Officer

Date: December 2, 2004

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